UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December 13, 2022
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27275	04-3432319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Broadway
Cambridge, MA 02142
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AKAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2022, in connection with a periodic review of the bylaws of Akamai Technologies, Inc. (the “Company”) including the effectiveness of new Securities and Exchange Commission rules regarding universal proxy cards and certain recent changes to the Delaware General Corporation Law (the “DGCL”), the Company’s board of directors (the “Board”) adopted amended and restated bylaws (the “Amended and Restated Bylaws”), effective immediately. Among other things, the amendments effected by the Amended and Restated Bylaws:

•Enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submission of stockholder proposals made in connection with annual and special meetings of stockholders, including requiring additional disclosures, representations and warranties from nominating or proposing stockholders and proposed nominees and their respective affiliates and associates about their Company stock ownership (including derivative securities), agreements with respect to voting commitments and stock ownership, relationships among the nominating or proposing stockholders and proposed nominees and litigation with the Company, among other disclosures;
•Address matters regarding nominations of directors and solicitations of proxies in compliance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including:
◦Requiring the nominating stockholder or beneficial owner to represent that it intends to solicit proxies or votes from stockholders representing at least 67% of the voting power of the shares entitled to vote on the election of directors;
◦Requiring the nominating stockholder to provide prompt notice, no later than five business days prior to the applicable stockholder meeting, of reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) of the Exchange Act;
◦Requiring that a stockholder soliciting proxies from other stockholders use a proxy card color other than white; and
◦Clarifying that a failure to provide information required by Rule 14a-19 or comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) will result in the Company disregarding a stockholder’s nomination or proposal of other business;
•Modify the provisions relating to adjournment procedures and eliminating the requirement that a list of stockholders be made available at stockholder meetings, in each case, to reflect recent amendments to the DGCL;
•Revise the deadline for advance notice of business and nominations for an annual meeting of stockholders to generally not later than 90 days nor earlier than 120 days prior to the one-year anniversary of the preceding year’s annual meeting, subject to adjustment when the date of the annual meeting is deviated from such anniversary date outside of certain windows. As a result of the amendments, for consideration at the 2023 annual meeting of stockholders, director nominations or the presentation of other business must be received by the Secretary of the Company no earlier than January 12, 2023, and no later than February 11, 2023. In addition, the amendments revise the deadline for advance notice of director nominations for a special meeting of stockholders where directors will be elected to generally not earlier than 120 days prior to such special meeting and not later than 90 days prior to such special meeting, or, if later, the tenth day following public announcement of the special meeting;
•Revise the number of directors required to call a special meeting of the Board to at least one-third of the directors then in office, and that directors may be removed with or without cause by the affirmative vote of the holders of at least two-thirds of the shares of capital stock of the Company issued and outstanding and entitled to vote; and
•Make various other updates, including administrative, ministerial, refining and conforming changes.

The foregoing summary of the amendments effected by the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Akamai Technologies, Inc., effective December 13, 2022
104	Cover page interactive data file (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2022	AKAMAI TECHNOLOGIES, INC.
	By:	/s/ Aaron S. Ahola
Aaron S. Ahola, Executive Vice President, General Counsel and Corporate Secretary